Oppenheimer Target Fund
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution                       Amount From               Amount From
Reinvestment                       Investment                Long or Short-Term                 Reinvestment
(Ex)Date                           Income                    Capital Gains                      Price
Class A Shares
   01/26/87                         0.1150                    0.1900                            21.910
   12/24/87                         0.1900                    4.1000                            12.640
   06/24/88                         0.0000                    0.0900                            15.780
   12/23/88                         0.2550                    0.0000                            15.940
  06/23/89                          0.0500                    0.0000                            18.350
   12/22/89                         0.5700                    0.0850                            17.990
   06/22/90                         0.0150                    0.0000                            19.300
   12/21/90                         0.3850                    0.0000                            17.400
   12/20/91                         0.1780                    0.6720                            21.690
   12/18/92                         0.1680                    0.7820                            25.270
  12/27/93                          0.1200                    0.3980                            25.560
  12/16/94                          0.2010                    2.9820                            22.460
  12/21/95                          0.2383                    2.8027                            27.120

Class B Shares
   12/21/95                         0.2412                    2.8027                            27.050

Class C Shares
   12/27/93                         0.1010                    0.3980                            25.560
   12/16/94                         0.0850                    2.9820                            22.330
   12/21/95                         0.1049                    2.8027                            26.800



1. AVERAGE TOTAL RETURN FOR THE PERIODS ENDED 08/31/96:

   The formula for calculating average annual total return is as follows:

         1                            ERV n
   --------------- = n                (---) - 1 = average annual total return
   number of years                      P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000













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Oppenheimer Target Fund
Page 2


1. AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED 08/31/96 (CONTINUED):

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                         Five Year

  $1,115.14 1                      $1,778.26 .2
 (---------) - 1 = 11.51%         (---------)   - 1 = 12.20%
   $1,000                           $1,000

  Ten Year

  $2,614.04 .1
 (---------) - 1 =  10.09%
   $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                                  Inception

  $1,163.22 1                             $1,501.06 .3636
 (---------) - 1 = 16.32%                (---------)   - 1 = 15.92%
   $1,000                                  $1,000


Examples at NAV:

Class A Shares

  One Year                                 Five Year

  $1,183.13 1                             $1,886.77 .2
 (---------) - 1 = 18.32%                (---------)   - 1 = 13.54%
   $1,000                                   $1,000

  Ten Year

  $2,773.45 .1
 (---------) - 1 = 10.74%
   $1,000

Class C Shares

  One Year                               Inception

  $1,173.20 1                           $1,501.06 .3636
 (---------) - 1 = 17.32%               (---------)   - 1 = 15.92%
   $1,000                                  $1,000





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Oppenheimer Target Fund
Page 3


2.  CUMULATIVE TOTAL RETURNS FOR THE PERIODS ENDED 08/31/96:

    The formula for calculating cumulative total return is as follows:

                                    ERV - P
                                    ------- = Cumulative Total Return
                                       P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                             Five Year

    $1,115.14 - $1,000                   $1,778.26 - $1,000
    ------------------  = 11.51%         ------------------  = 77.83%
       $1,000                                 $1,000

    Ten Year

    $2,614.04 - $1,000
    ------------------  = 161.40%
       $1,000


Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the inception year:

    Inception

    $ 1,085.19 - $1,000
    ------------------  = 8.52%
            $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% from inception:


     One Year                             Inception

    $1,163.22 - $1,000                    $1,501.06 - $1,000
    ------------------  = 16.32%          ------------------  = 50.11%
           $1,000                              $1,000











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Oppenheimer Target Fund
Page 4


2.  CUMULATIVE TOTAL RETURNS FOR THE PERIODS ENDED 08/31/96 (CONTINUED):

Examples at NAV:


Class A Shares

    One Year                                Five Year

    $1,183.13 - $1,000                      $1,886.77 - $1,000
    ------------------  = 18.32%            ------------------  = 88.68%
           $1,000                                 $1,000

    Ten Year

    $2,773.45 - $1,000
    ------------------  = 177.35%
           $1,000


Class B Shares

    Inception

    $1,135.18 - $1,000
    ------------------  = 13.52%
           $1,000


Class C Shares

    One Year                              Inception Year

    $1,173.20 - $1,000                   $1,501.06 - $1,000
    ------------------  = 17.32%         ------------------  = 50.11%
           $1,000                              $1,000




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